AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          SUMMIT FINANCIAL CORPORATION
                              ADOPTED JULY 15, 2002


                                    ARTICLE I
                                     OFFICES
                                     -------
     The corporation shall maintain a registered office in the State of South Carolina as required by law. The registered office need not be identical with the principal place of business of the corporation and the address of the registered office may be changed from time to time by the corporation. The corporation may maintain such places of business, either within or without the State of South Carolina, as the business of the corporation may from time to time require.


                                   ARTICLE II
                                  CAPITAL STOCK
                                  -------------
2.1 Stock Certificates. Certificates representing shares of the corporation's capital stock shall be in such form as shall be determined by the Board of Directors. Stock certificates shall be numbered consecutively in the order in which they are issued. They shall be signed by, or bear the facsimile signature of, the President and the Chairman of the Board or the Secretary. The seal of the corporation or a facsimile thereof shall be affixed thereto. In an appropriate place in the corporate records shall be entered the name of the person owning the shares, the number of shares and the date of issue.

2.2 Transfer of Stock. Transfers of stock shall be made on the stock books of the corporation by the holder in person or by power of attorney by surrender of the old certificate for such shares, duly assigned.

2.3 Shareholders of Record. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date in accordance with law. If no record date is fixed for determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or to receive payment of any dividend, the date on which notice of the meeting is mailed or the date on which the Board of Directors adopts the resolution declaring such dividend, as the case may be, shall be the record date for such determination. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number and class of the shares held by each.


                                   ARTICLE III
                                   FISCAL YEAR
                                   -----------
     The  fiscal  year  of  the  corporation  shall  be  the  calendar  year.


                                   ARTICLE IV
                              SHAREHOLDER MEETINGS
                              --------------------
4.1 Annual Meetings. The annual meeting of the shareholders shall be held within six months following the end of the corporation's fiscal year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The exact time and place of the annual meet-ing shall be determined by the Board of Directors. If the annual meeting shall not be held within the period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4.3 of this
Article IV. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or the President or by the Secretary upon the direction of the Board of Directors.

4.3 Notice Requirements. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the President, the Secretary or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice shall be given not less than ten or more than 60 days before the date of the meeting, by mail or private carrier or telegraph or other form of wire or wireless communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with first class postage thereon prepaid.

4.4 Waiver of Notice. Notice of a meeting need not be given to any shareholder who signs a written waiver of notice, in person or by proxy, either before or after the meeting; and a shareholder's waiver shall be deemed the equivalent of giving proper notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of lack of notice, or defective notice, of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the express purpose of stating, at the beginning of the meeting, any such objection or objections to holding the meeting or transacting any business of the meeting. Except as required in the notice of a special meeting, neither the business transacted nor the pur-pose of the meeting need be specified in the waiver.

4.5 Quorum. The majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any and all meetings of the shareholders. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. A meeting may be adjourned despite the absence of a quorum.

4.6 Proxies. A shareholder entitled to vote may vote in person or by proxy given in accordance with law by the shareholder or by his attorney-in-fact. Each proxy must have an effective date. Unless otherwise specified therein an appointment of a proxy is valid for 11 months.

4.7 Action by Consent. Any action required or permitted to be taken by vote at a meeting of the shareholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all the shareholders entitled to vote thereon and filed with the Secretary of the corporation. Any such consent may be executed in one or more counterparts.

4.8 Conduct of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors or, in the absence of the Chairman, the Vice Chairman of the Board of Directors or, in the absence of the Vice Chairman, by the President. The Secretary or, in the Secretary's absence, an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.
     The Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (a) an agenda or order of business for the meeting, (b) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants and (f) rules, regulations and procedures governing the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

4.9. Nominations by Shareholders and Shareholder Proposals - Annual Meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section.
     For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of the foregoing paragraph of this Section 4.9, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to and received by the Secretary at the principal office of the corporation not less than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.
     Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal office of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
     Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and a description of all arrangements and understandings between the nominating shareholder and the nominee or any other person (naming such person) relating to the nomination; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner.
Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.
     For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document mailed to all shareholders of record.

4.10. Nominations at Special Meetings. Directors are to be elected at a special meeting of shareholders only (a) if the Board of Directors so determines or (b) to fill a vacancy created by the removal of a director at such special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section.
Nominations by a shareholder of persons for election to the Board of Directors may be made at such a special meeting of shareholders at which directors are to be elected if the shareholder's notice required by the fourth paragraph of
Section 4.9 of this Article IV shall be delivered to and received by the Secretary of the corporation at the principal office of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement (as defined in Section 4.9 of this Article IV) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
     Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in
Section 4.2 and 4.3 of this Article IV. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the special meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.


                                    ARTICLE V
                                    DIRECTORS
                                    ---------
5.1 Powers. The business and affairs of the corporation shall be managed under the direction of its Board of Directors.

5.2 Number and Qualifications. The number of directors of the corporation shall be not less than nine and not more than 20 as determined from time to time by the Board of Directors. A director who has attained the age of 70 shall no longer be eligible to serve as a director of the corporation as of the last calendar day of the year in which the director turns 70.

5.3 Vacancies. Except as otherwise required by law or the corporation's Articles of Incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next stockholders' meeting at which directors are elected and until a successor shall be elected and qualified.

5.4 Removal. Any or all of the directors may be removed without assignment of cause by vote of a majority of all the shares entitled to vote.

5.5 Compensation. The Board of Directors may authorize payment to directors of compensation for attendance at meetings and/or for serving as director. Directors who are also salaried officers of the corporation or of any affiliated company may receive additional compensation for service as directors if approved by the Board of Directors. The Board of Directors may also authorize the payment of, or reimbursement for, all expenses of each director related to such director's attendance at meetings.

5.6 Chairman and Vice-Chairman. The Board of Directors may elect one of the directors as Chairman and one of the directors as Vice Chairman. The Chairman or, in his absence, the Vice Chairman, shall preside at all meetings of the Board of Directors and meetings of shareholders. The Chairman and the Vice Chairman shall have such other duties as the Board may from time to time prescribe.


                                   ARTICLE VI
                                DIRECTOR MEETINGS
                                -----------------
6.1 Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the corporation, or any place within or without the State of South Carolina that a majority of the directors may from time to time by resolution designate, or that may be designated in any notice of a meeting by the person calling the meeting. A director may attend such meeting via any means of communication by which all directors participating may simultaneously hear each other during the meeting or the Board of Directors may act by unanimous written consent.

6.2 Annual Meeting. The Board of Directors shall hold a meeting each year, immediately following the annual meeting of the shareholders for the purpose of appointing officers and for the consideration of other business.

6.3 Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or by any one of the directors.

6.4 Notice of Meetings. Written or verbal notice of any meeting setting forth the time, place and date of the meeting, shall be given to each director not less than two days before the meeting. Notice may be given by hand delivering a copy or by sending a copy through the United States mail or by telephone, facsimile, telegraph or teleconferencing or other form of wire or wireless communication or by any other lawful means. If mailed, such notice shall be deemed delivered when deposited in the United States mail, addressed to the director at his address as shown in the records of the corporation, with first class postage thereon prepaid.

6.5 Waiver of Notice. Notice of a meeting need not be given to any director who signs a written waiver of notice either before or after the meeting, and a director's waiver shall be deemed the equivalent of giving proper notice. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning.

6.6 Quorum. At all meetings of the Board of Directors, a majority of the number of directors fixed pursuant to Section 5.2 of these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present, the affirm-ative vote of a majority of the directors in attendance shall be the act of the Board of Directors and all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. A meeting may be adjourned despite the absence of a quorum.


                                   ARTICLE VII
                             COMMITTEES OF THE BOARD
                             -----------------------
     The Board of Directors may create one or more committees of the Board of Directors and appoint members of the Board of Directors to serve on them. Each committee must have two or more members. To the extent specified by the Board of Directors, between meetings of the Board of Directors and subject to such limitations as may be required by law, the corporation's Articles of Incorporation or these Bylaws, or imposed by resolution of the Board of Directors, such committees may exercise all of the authority of the Board of Directors in the management of the corporation. The creation of, delegation of authority to or ac-tion by a committee shall not alone constitute compliance by a director with the standards of conduct prescribed by the South Carolina Business Corporation Act of 1988.
     Meetings of the committees may be held at any time on call of the President or of any member of the committee. A majority of the members of a committee shall constitute a quorum for all meetings. Each committee shall keep minutes of its proceedings and submit them to the next succeeding meeting of the Board of Directors for ap-proval.


                                  ARTICLE VIII
                                    OFFICERS
                                    --------
8.1 Titles of Officers. The corporation shall have a Chairman, a President, a Secretary, a Treasurer or Chief Financial Officer, and such other officers and assistant officers as the Board of Directors may designate and elect. One person may be elected to more than one office.

8.2 Election. The officers of the corporation shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors.

8.3 Removal and Vacancies. Any officer of the corporation may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights. Any vacancy in an office, however occurring, shall be filled by the Board of Directors.

8.4 President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the corporation. He shall perform whatever other duties the Board of Directors may from time to time prescribe.

8.5 Vice-Presidents. The Vice President, if elected, or, if more than one Vice President is elected, the Vice Presidents in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice President shall have such other duties as may be from time to time assigned to him by the President or the Board of Directors.

8.6 Secretary. The Secretary, or Assistant Secretary if elected, shall keep minutes of all meetings of the shareholders and directors, authenticate records of the corporation when such authentication is required, have charge of the minute books, stock books and seal of the corporation and perform such other duties and have such other powers as may be from to time assigned to him by the President or the Board of Directors.

8.7 Treasurer/Chief Financial Officer. The Treasurer or Chief Financial Officer, as designated, shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation's financial affairs to the President and shall perform such other duties and have such other powers as may be from time to time assigned to him by the President or Board of Directors.

8.8 Other Officers. Any other officers designated and elected by the Board of Directors shall have such duties as may be from time to time assigned to them by the President or the Board of Directors.

8.9 Compensation. The Board of Directors shall fix the compensation of the officers of the corporation.


                                   ARTICLE IX
                                 INDEMNIFICATION
                                 ---------------
9.1 Authority. The corporation shall to the fullest extent permitted by the South Carolina Business Corporation Act of 1988, or successor thereto, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto so long as such persons have conducted themselves in good faith and reasonably believed their conduct not to be opposed to the corporation's best interests.

9.2 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, of-ficer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him against the same liability under Sections 33-8-510 and 33-8-520 of the South Carolina Business Corporation Act of 1988, or successor thereto, as amended from time to time.


                                    ARTICLE X
                                    AMENDMENT
                                    ---------
     These  bylaws  may  be  amended  as  provided  by  law.


                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------
11.1 Corporate Seal. This corporation may use its offi-cial corporate seal, a seal which shall be circular in form and shall have inscribed thereon the name of the corporation, State of South Carolina, Corporate Seal, and the year in which it was incorporated.

11.2 Stock in Other Companies. In the absence of any other arrangement by the Board of Directors, the President of the corporation may vote, endorse for transfer or take any other action necessary with respect to shares of stock and securities issued by any other corporation and owned by this corporation; and he may make, execute and deliver any proxy, waiver or consent with respect thereto.